UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 4, 2018

Date of Report (Date of earliest event reported)

KONA GRILL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34082	20-0216690
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

15059 North Scottsdale Road, Suite 300 Scottsdale, Arizona 85254
(Address of principal executive offices) (Zip Code)

(480) 922-8100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2018, Kona Grill, Inc. (the “Company”) entered into employment agreements with each of the following executives: Berke Bakay, Executive Chairman of the Board of Directors; James Kuhn, Chief Executive Officer, Chief Operating Officer and President; and Christi Hing, Chief Financial Officer (collectively, the “Employment Agreements”). Mr. Bakay, Mr. Kuhn, and Ms. Hing are collectively referred to herein as (the “Executives”). Unless otherwise stated below, the terms of each of the Employment Agreements are as follows:

Term: Unless earlier terminated as provided therein, the term of the Employment Agreement is two years.

Bonus Incentives: Each Executive will also be eligible to receive an annual incentive bonus for each calendar year at the end of which they remain employed by the Company and any additional bonuses as determined by the Board in its sole discretion.

Long-Term Incentive Grants of Stock Options: Pursuant to a plan determined annually by the Board and issued pursuant to a stock option agreement, each Executive will also be eligible to be granted long-term incentive grants of stock options, which, if granted, would vest 25% each year over a four-year period beginning on the first anniversary date of the date of grant.

Any stock option agreement related to such a grant would provide for a “cashless exercise” provision. Vested stock options may be exercised by each such Executive during the term of the their Employment Agreement and for three months thereafter except as provided therein for situations relating to termination for cause (option terminates), death or disability (vested portion continues to be exercisable for 12 months).

Each Executive’s stock options fully vest in the event of a termination without cause or with “Good Reason” as described below. Finally, in the event of a “Change in Control” event (as defined below), all of such executive’s unvested stock options will immediately vest and be immediately exercisable. A “Change in Control” includes (a) merger or sale of substantially all of the assets of the Company and (b) certain transactions where a person or group of persons become the owners of 30% or more of the total combined voting power of the Company’s securities.

Severance Eligibility:  If the Company terminates such Executive’s employment without cause or if such executive terminates their employment for “Good Reason,” they shall be entitled to (a) any base salary earned but unpaid as of the date of termination and any other payments pursuant to other benefit plans, including without limitation medical  and dental benefits and unused vacation; (b) six months of base salary and a pro-rata portion of any incentive bonus payable for that year (subject to certain conditions such as entering into a general release with the Company); and (c) unvested stock options scheduled to vest over a 12 month period following termination shall be vested and remain exercisable except if any such termination occurs before the first anniversary of their Employment Agreement, unvested stock options scheduled to vest over a 24 month period following termination shall immediately vest and be immediately exercisable.

 “Good Reason” includes (a) any material reduction in the amount or type of compensation paid to such executive or material reduction in benefits inconsistent with benefit reductions taken by other members of the Company’s senior management; (b) the Board of Directors requesting such executive to engage in actions that would constitute illegal or unethical acts; (c) or, in the case of Berke Bakay and Christi Hing only, the Board of Directors requiring either of them to be based in any office or location other than facilities within 50 miles of Phoenix, Arizona; or (d) any material breach of any contract entered into between each and the Company or an affiliate of the Company, including the Employment Agreement, which is not remedied by the Company within 30 days after receipt of notice of breach.

Berke Bakay Amended and Restated Employment Agreement

On September 4, 2018, the Company entered into an Amended and Restated Employment Agreement with Berke Bakay, as Executive Chairman of the Board of Directors of the Company, a position he was appointed to on August 7, 2018, after previously serving as the Company’s President and Chief Executive Officer since January 30, 2012. Mr. Bakay’s previous employment agreement with the Company was entered into on March 1, 2018 and has been subsequently amended. Mr. Bakay’s Amended and Restated Employment Agreement provides that his annualized base salary is $350,000 which may be increased annually by the Board in its sole discretion.

The full text of the Amended and Restated Employment Agreement is attached as Exhibit 10.1 to this report and is hereby incorporated by reference herein.

James Kuhn Employment Agreement

On September 4, 2018, the Company entered into an Employment Agreement with James Kuhn, as Chief Executive Officer, Chief Operating Officer and President of the Company, a position he was appointed to on August 7, 2018, after previously serving as the Company’s Chief Operating Officer. Mr. Kuhn’s Employment Agreement provides that his annualized base salary is $350,000, increasing to $400,000 effective January 1, 2019, and may be increased annually by the Board in its sole discretion.

The full text of the Employment Agreement is attached as Exhibit 10.2 to this report and is hereby incorporated by reference herein.

Christi Hing Employment Agreement

On September 4, 2018, the Company entered into an Employment Agreement with Christi Hing, as Chief Financial Officer, a position she has held since February 28, 2012. Ms. Hing’s Employment Agreement provides that her annualized base salary is $250,000 which may be increased annually by the Board in its sole discretion.

The full text of the Employment Agreement is attached as Exhibit 10.3 to this report and is hereby incorporated by reference herein.

Amendment No. 1 to the 2012 Stock Award Plan

Effective, September 4, 2018, the Company entered into Amendment No. 1 to Kona Grill, Inc. 2012 Stock Award Plan Stock Option Agreements with Mr. Bakay to amend certain provisions within the vesting schedule section of the stock option agreements previously entered into with Mr. Bakay to conform to terms of Mr. Bakay’s previous and existing employment agreements. Amendment No. 1 includes among others, that the vesting schedule shall be accelerated for certain events as defined in the Amended and Restated Employment Agreement.

The full text of Amendment No. 1 to the 2012 Stock Award Plan is attached as Exhibit 10.4 to this report and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement effective September 4, 2018 by and between Kona Grill, Inc. and Berke Bakay

10.2	Employment Agreement effective September 4, 2018 by and between Kona Grill, Inc. and James Kuhn

10.3	Employment Agreement effective September 4, 2018 by and between Kona Grill, Inc. and Christi Hing

10.4	Amendment No. 1 to Kona Grill, Inc. 2012 Stock Award Plan Stock Option Agreement effective September 4, 2018 by and between Kona Grill, Inc. and Berke Bakay

SIGNATURES

Date: September 7, 2018	KONA GRILL, INC.

	By:	/s/ Christi Hing
Christi Hing
Chief Financial Officer